                                                                     EXHIBIT 4.3




                               ENTERCOM RADIO, LLC

                             ENTERCOM CAPITAL, INC.

                                 as Co-Issuers;

                                       and

                              --------------------

                                   as Trustee





                                    INDENTURE

                       dated as of _______________, 2002

                                TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.........................................1

    Section 1.01   Certain Definitions.......................................................1
    Section 1.02   Other Definitions.........................................................4
    Section 1.03   Incorporation by Reference of Trust Indenture Act.........................4
    Section 1.04   Rules of Construction.....................................................5

ARTICLE 2 THE SECURITIES.....................................................................5

    Section 2.01   Unlimited In Amount, Issuable In Series, Form and Dating..................5
    Section 2.02   Execution and Authentication..............................................8
    Section 2.03   Registrar and Paying Agent................................................8
    Section 2.04   Paying Agent to Hold Money in Trust.......................................8
    Section 2.05   Securityholder Lists......................................................9
    Section 2.06   Transfer and Exchange.....................................................9
    Section 2.07   Replacement Securities...................................................10
    Section 2.08   Outstanding Securities...................................................10
    Section 2.09   Temporary Securities.....................................................10
    Section 2.10   Cancellation.............................................................11
    Section 2.11   Defaulted Interest.......................................................11
    Section 2.12   Special Record Dates.....................................................11
    Section 2.13   Global Securities........................................................12
    Section 2.14   CUSIP Numbers............................................................13

ARTICLE 3 REDEMPTION........................................................................13

    Section 3.01   Notices to Trustee.......................................................13
    Section 3.02   Selection of Securities to Be Redeemed...................................14
    Section 3.03   Notice of Redemption.....................................................14
    Section 3.04   Effect of Notice of Redemption...........................................15
    Section 3.05   Deposit of Redemption Price..............................................15
    Section 3.06   Securities Redeemed in Part..............................................15

ARTICLE 4 COVENANTS.........................................................................15

    Section 4.01   Payment of Securities....................................................15
    Section 4.02   Maintenance of Office or Agency..........................................16
    Section 4.03   Commission Reports.......................................................16
    Section 4.04   Compliance Certificate...................................................16
    Section 4.05   Taxes....................................................................17
    Section 4.06   Stay, Extension and Usury Laws...........................................17
    Section 4.07   Corporate Existence......................................................17
    Section 4.08   Calculation of Original Issue Discount...................................17

ARTICLE 5 SUCCESSORS........................................................................18

    Section 5.01   When Company May Merge, etc..............................................18
    Section 5.02   Successor Person Substituted.............................................18

ARTICLE 6 DEFAULTS AND REMEDIES.............................................................19

    Section 6.01   Events of Default........................................................19
    Section 6.02   Acceleration.............................................................20
    Section 6.03   Other Remedies...........................................................20
    Section 6.04   Waiver of Past Defaults..................................................21
    Section 6.05   Control by Majority......................................................21
    Section 6.06   Limitation on Suits......................................................21
    Section 6.07   Rights of Holders to Receive Payment.....................................22
    Section 6.08   Collection Suit by Trustee...............................................22
    Section 6.09   Trustee May File Proofs of Claim.........................................22
    Section 6.10   Priorities...............................................................22
    Section 6.11   Undertaking for Costs....................................................23

ARTICLE 7 TRUSTEE...........................................................................23

    Section 7.01   Duties of Trustee........................................................23
    Section 7.02   Rights of Trustee........................................................25
    Section 7.03   Individual Rights of Trustee.............................................25
    Section 7.04   Trustee's Disclaimer.....................................................26
    Section 7.05   Notice of Defaults.......................................................26
    Section 7.06   Reports by Trustee to Holders............................................26
    Section 7.07   Compensation and Indemnity...............................................26
    Section 7.08   Replacement of Trustee...................................................27
    Section 7.09   Successor Trustee by Merger, etc.........................................28
    Section 7.10   Eligibility; Disqualification............................................28
    Section 7.11   Preferential Collection of Claims Against Company........................28

ARTICLE 8 SATISFACTION AND DISCHARGE; DEFEASANCE............................................29

    Section 8.01   Satisfaction and Discharge of Indenture..................................29
    Section 8.02   Application of Trust Funds; Indemnification..............................30
    Section 8.03   Legal Defeasance of Securities of any Series.............................30
    Section 8.04   Covenant Defeasance......................................................32
    Section 8.05   Repayment to Company.....................................................33

ARTICLE 9 SUPPLEMENTS, AMENDMENTS AND WAIVERS...............................................33

    Section 9.01   Without Consent of Holders...............................................33
    Section 9.02   With Consent of Holders..................................................34
    Section 9.03   Revocation and Effect of Consents........................................35
    Section 9.04   Notation on or Exchange of Securities....................................35
    Section 9.05   Trustee to Sign Amendments, etc..........................................35

ARTICLE 10 MISCELLANEOUS....................................................................36

    Section 10.01  Indenture Subject to Trust Indenture Act.................................36
    Section 10.02  Notices..................................................................36
    Section 10.03  Communication By Holders With Other Holders..............................37
    Section 10.04  Certificate and Opinion as to Conditions Precedent.......................37
    Section 10.05  Statements Required in Certificate or Opinion............................37
    Section 10.06  Rules by Trustee and Agents..............................................38
    Section 10.07  Legal Holidays...........................................................38
    Section 10.08  No Recourse Against Others...............................................38
    Section 10.09  Counterparts.............................................................38
    Section 10.10  Governing Law............................................................38
    Section 10.11  Severability.............................................................38
    Section 10.12  Effect of Headings, Table of Contents, etc...............................38
    Section 10.13  Successors and Assigns...................................................39
    Section 10.14  No Interpretation of Other Agreements....................................39

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                        INDENTURE SECTION
  -----------                                                        -----------------
310(a)(1) ........................................................................7.10
   (a)(2) ........................................................................7.10
   (a)(3) ........................................................................N.A.
   (a)(4) ........................................................................N.A.
   (a)(5) ........................................................................7.10
   (b) ...............................................................7.03, 7.08; 7.10
   (c) ...........................................................................N.A.
311(a) ...........................................................................7.11
   (b) ...........................................................................7.11
   (c) ...........................................................................N.A.
312(a) ...........................................................................2.05
   (b)...........................................................................10.03
   (c)...........................................................................10.03
313(a) ...........................................................................7.06
   (b) ...........................................................................7.06
   (c) ....................................................................7.06; 10.02
   (d) ...........................................................................7.06
314(a) ....................................................................4.03; 10.02
   (b) ...........................................................................N.A.
   (c)(1) .......................................................................10.04
   (c)(2) .......................................................................10.04
   (c)(3)  .......................................................................N.A.
   (d) ...........................................................................N.A.
   (e) ..........................................................................10.05
   (f) ...........................................................................N.A.
315(a) ..............................................................7.01(b)(ii), 7.02
   (b) ..............................................................7.02, 7.05; 10.02
   (c) ..................................................................7.01(a), 7.02
   (d)  .................................................................7.01(d), 7.02
   (e)  ..........................................................................6.11
316(a)(last sentence)  ........................................................2.13(f)
   (a)(1)(A) .....................................................................6.05
   (a)(1)(B)  ....................................................................6.04
   (a)(2)  .......................................................................N.A.
   (b)  ..........................................................................6.07
   (c)  ....................................................................2.12; 9.03
317(a)(1)  .......................................................................6.08
   (a)(2)  .......................................................................6.09
   (b)  ..........................................................................2.04
318(a) ..........................................................................10.01
   (b) ...........................................................................N.A.
   (c)...........................................................................10.01
*

------------------

N.A. means not applicable.

* THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.

               INDENTURE dated as of _______________, 2002 by and among Entercom Radio, LLC, a Delaware limited liability company, Entercom Capital, Inc., a Delaware corporation (together, the "Company"), as the joint and several obligors, and _______________, a ___________________, as Trustee (the
"Trustee").

               The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of each series of the
Securities:

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01   CERTAIN DEFINITIONS.

               "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock, by agreement or otherwise.

               "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

               "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

               "Closing Date" means the date on which the Securities of a particular series were originally issued under this Indenture.

               "Commission" means the Securities and Exchange Commission.

               "Company" means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

               "Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

               "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "Corporate Trust Office" shall mean the corporate trust office of the Trustee, which shall initially be _________________________________________.

               "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Closing Date.

               "Global Security" shall mean a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary's instructions, all in accordance with this Indenture and pursuant to
Section 2.01, which shall be registered as to principal and interest in the name of such Depositary or its nominee.

               "Holder" or "Securityholder" means a Person in whose name a Security is registered in the register of Securities kept by the Registrar.

               "Indenture" means this Indenture, as amended or supplemented from time to time.

               "Interest" when used with respect to an Original Issue Discount Security that by its terms bears interest only after maturity, means interest payable after maturity.

               "maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise.

               "Officer" means the Chairman of the Board, a Co-Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice-President, the

Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

               "Officers' Certificate" means a certificate signed by one or more Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "Original Issue Discount Security" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

               "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "principal" of a Security means the principal amount due on the stated maturity of the Security plus the premium, if any, on the Security.

               "Securities" means the Securities authenticated and delivered under this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended from time to time.

               "stated maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

               "Subsidiary" means any corporation, partnership or limited liability company of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly owns or own (i) in the case of a corporation, voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class of securities to vote for the election of one or more directors, (ii) in the case of a partnership, at least a majority of the general partnership interests and at least a majority of total outstanding partnership interests or (iii) in the case of a limited liability company, at least a majority of the membership interests.

               "TIA" means the Trust Indenture Act of 1939, as amended from time to time, and as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act, as so amended.

               "Trustee" means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, "Trustee" as used with respect to the Securities of any series means the Trustee with respect to Securities of that series. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

               "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that is not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

SECTION 1.02   OTHER DEFINITIONS.

Term                            Defined in Section
"Bankruptcy Law"                        6.01
 --------------
"Custodian"                             6.01
 ---------
"Event of Default"                      6.01
 ----------------
"Legal Holiday"                        10.07
 -------------
"Paying Agent"                          2.03
 ------------
"Place of Payment"                      2.01
 ----------------
"redemption price"                      3.03
 ----------------
"Registrar"                             2.03
 ---------

SECTION 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Securities.

               "indenture securityholder" means a Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the Securities means the Company and any successor obligor on the Securities.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04   RULES OF CONSTRUCTION.

               Unless the context otherwise requires:

                        (i)     a term has the meaning assigned to it;

                        (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                        (iii)   "or" is not exclusive;

                        (iv) words in the singular include the plural, and in the plural include the singular; and

                        (v) provisions apply to successive events and transactions.

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01   UNLIMITED IN AMOUNT, ISSUABLE IN SERIES, FORM AND DATING.

               The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

               (a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

               (b) any limit upon the aggregate principal amount of Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Article 2);

               (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Securities of the series will be issued;

               (d) the date or dates on which the principal of the Securities of the series is payable;

               (e) the rate or rates that may be fixed or variable at which the Securities of the series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

               (f) the place or places where the principal of, premium, if any, and any interest, if any, on Securities of the series shall be payable or the method of such payment, if by wire transfer, mail or by other means, if other than as provided herein;

               (g) the price or prices at which (if any), the period or periods within which (if any) and the terms and conditions upon which (if other than as provided herein) Securities of the series may be redeemed, in whole or in part, at the option, or as an obligation, of the Company;

               (h) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period and periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid pursuant to such obligation;

               (i) the dates, if any, on which, and the price or prices at which, the Securities of the series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

               (j) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of the series shall be issuable;

               (k) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof;

               (l) any addition to, change in or deletion from the covenants set forth in Articles 4 or 5 that applies to Securities of the series;

               (m) any addition to or changes in the Events of Default with respect to the Securities of a particular series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

               (n)     the Trustee for the series of Securities;

               (o) the forms of the Securities of the series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable, in whole or in part, as Global Securities);

               (p) the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities, and the Depositary for such Global Security and Securities;

               (q) the provisions, if any, relating to any security provided for the Securities of the series;

               (r) any other terms of the series (which terms may modify, supplement or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the TIA; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

               (s) the terms and conditions, if any, upon which the Securities of the series shall be exchanged for or converted into other securities of the Company or securities of another person;

               (t) any depositories, interest rate calculation agents or other agents with respect to Securities of such series if other than those appointed herein;

               (u) whether the Securities rank as senior subordinated Securities or subordinated Securities or any combination thereof;

               (v) the form and terms of any guarantee of any Securities of the series.

               All Securities of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers' Certificate or in any such indenture supplemental hereto.

               The principal of and any interest on the Securities shall be payable at the office or agency of the Company designated in the form of Security for the series (each such place herein called the "Place of Payment"); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities referred to in Section 2.03 hereof.

               Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers' Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution or Officers' Certificate, the Company shall deliver to the Trustee the Board Resolution or Officers' Certificate by or pursuant to which such form of Security has been approved, which Board Resolution or Officers' Certificate shall have attached thereto a true and correct copy of the form of Security that has been approved by or pursuant thereto.

               The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02   EXECUTION AND AUTHENTICATION.

               One or more Officers shall sign the Securities for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

               A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall authenticate Securities for original issue upon a Company Order.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03   REGISTRAR AND PAYING AGENT.

               The Company shall maintain an office or agency where Securities of a particular series may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities of that series may be presented for payment (a "Paying Agent"). The Registrar for a particular series of Securities shall keep a register of the Securities of that series and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Securities. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Securityholder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

               If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

               The Company hereby appoints the Trustee the initial Registrar and Paying Agent for each series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that series are first issued.

SECTION 2.04   PAYING AGENT TO HOLD MONEY IN TRUST.

               Whenever the Company has one or more Paying Agents it will, prior to each due date of the principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Securityholders of the particular series for which it is acting, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Securities of such series, and that such Paying Agent will notify the Trustee of any Default by the Company or any other obligor of the series of Securities in making any such payment and at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders of the particular series for which it is acting all money held by it as Paying Agent. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05   SECURITYHOLDER LISTS.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, separately by series, and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, separately by series, relating to such interest payment date or request, as the case may be.

SECTION 2.06   TRANSFER AND EXCHANGE.

               Where Securities of a series are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

               No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 2.13, 3.06 or 9.04).

               The Company need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security of a particular series during a period beginning at the opening of business 15 days before the day of any selection of Securities of that series for redemption under Section 3.02 and ending at the close of business on the day of selection, or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part.

SECTION 2.07   REPLACEMENT SECURITIES.

               If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of same series if the Company's and the Trustee's requirements are met. The Trustee or the Company may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Company, the Trustee, and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security.

               Every replacement Security is an obligation of the Company and shall be entitled to all the benefit of the Indenture equally and proportionately with any and all other Securities of the same series.

SECTION 2.08   OUTSTANDING SECURITIES.

               The Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

               Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

               For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Company shall advise the Trustee of such amount, showing its computations in reasonable detail.

SECTION 2.09   TEMPORARY SECURITIES.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by one Officer of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

               Holders of temporary securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.10   CANCELLATION.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Securities to the Company at the Company's written request. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11   DEFAULTED INTEREST.

               If the Company fails to make a payment of interest on any series of Securities, the Company, jointly and severally, shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Security. The Company shall fix any such record date and payment date for such payment. At least 15 days before any such record date, the Company shall mail to Securityholders affected thereby a notice that states the record date, payment date, and amount of such interest to be paid.

SECTION 2.12   SPECIAL RECORD DATES.

               (a) The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

               (b) The Company may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of any series of Securities entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date.

SECTION 2.13   GLOBAL SECURITIES.

               (a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

               (b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.06 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.06 of this Indenture for securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

        Except as provided in this paragraph (b) of this Section, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

               (c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

                      "Unless this certificate is presented by an authorized
               representative of The Depository Trust Company, a New York corporation ("DTC"), New York, New York, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein."

                      "Transfer of this Global Security shall be limited to
               transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor's nominee and limited to transfers made in accordance with the restrictions set forth in the Indenture referred to herein."

               (d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

               (e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.01 hereof, payment of the principal of and interest, if any, on any Global Security shall be made to the Person specified therein.

               (f) Consents, Declaration and Directions. Except as provided in paragraph (e) of this Section, the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations or directions required to be given by the Holders pursuant to this Indenture.

SECTION 2.14   CUSIP NUMBERS.

               The Company in issuing any series of Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Securities, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01   NOTICES TO TRUSTEE.

               If the Company elects to redeem Securities of any series pursuant to any optional redemption provisions thereof, it shall notify the Trustee of the redemption date and the principal amount of Securities of that series to be redeemed.

               The Company shall give the notice provided for in this Section at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Security pursuant to which the Company elects to redeem such Securities.

               If the Company elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

SECTION 3.02   SELECTION OF SECURITIES TO BE REDEEMED.

               If less than all the Securities of any series are to be redeemed, the Trustee shall select the Securities of that series to be redeemed by a method that complies with the requirements of any exchange on which the Securities of that series are listed, or, if the Securities of that series are not listed on an exchange, by lot or by such other method as the Trustee deems appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities of that series outstanding and not previously called for redemption. Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption.

SECTION 3.03   NOTICE OF REDEMPTION.

               Except as otherwise provided as to any particular series of Securities, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

               The notice shall identify the Securities of the series to be redeemed and shall state:

                        (1)     the redemption date;

                        (2) the redemption price fixed in accordance with the terms of the Securities of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "redemption price");

                        (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                        (4)     the name and address of the Paying Agent;

                        (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                        (6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                        (7) the CUSIP number, if any, of the Securities to be redeemed.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

SECTION 3.04   EFFECT OF NOTICE OF REDEMPTION.

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the Redemption Price.

SECTION 3.05   DEPOSIT OF REDEMPTION PRICE.

               On or before 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities called for redemption on that date other than Securities that have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06   SECURITIES REDEEMED IN PART.

               Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of same series equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01   PAYMENT OF SECURITIES.

               The Company, jointly and severally, shall pay or cause to be paid the principal of and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate, holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal and interest then due.

               To the extent lawful, the Company, jointly and severally, shall pay interest on overdue principal and overdue installments of interest at the rate per annum borne by the applicable series of Securities.

SECTION 4.02   MAINTENANCE OF OFFICE OR AGENCY.

               The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03   COMMISSION REPORTS.

               The Company shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission. The Company also shall comply with the other provisions of TIA Section 314(a).

               Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04   COMPLIANCE CERTIFICATE.

               The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing within 120 days of December 31, 2001, an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or default and the nature thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture. The certificate need not comply with Section
10.04 hereof.

               The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05   TAXES.

               The Company shall pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

SECTION 4.06   STAY, EXTENSION AND USURY LAWS.

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07   CORPORATE EXISTENCE.

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited liability company existence, as applicable, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.08   CALCULATION OF ORIGINAL ISSUE DISCOUNT.

               If, as of the end of any fiscal year of the Company, the Company has any outstanding Original Issue Discount Securities under the Indenture, the Company shall file with the Trustee promptly following the end of such fiscal year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Original Issue Discount Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01   WHEN COMPANY MAY MERGE, ETC.

               In addition to provisions applicable to a particular series of Securities, the Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person unless:

                        (1) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                        (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

                        (3) immediately prior to and after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing.

The Company shall deliver to the Trustee on or prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02   SUCCESSOR PERSON SUBSTITUTED.

               Upon any consolidation or merger, or any transfer by the Company (other than by lease) of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. In the event of any such transfer, the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Securities and the Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01   EVENTS OF DEFAULT.

               An "Event of Default" occurs with respect to Securities of any particular series if, unless as otherwise provided in the establishing Board Resolution, Officers' Certificate or supplemental indenture hereto:

                        (1) the Company defaults in the payment of interest on any Security of that series when the same becomes due and payable and the Default continues for a period of 30 days;

                        (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;

                        (3) an Event of Default, as defined in the Securities of that series, occurs and is continuing, or the Company fails to comply with any of its other agreements in the Securities of that series or in this Indenture with respect to that series and the Default continues for the period and after the notice specified below;

                        (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                                (A)     commences a voluntary case;

                                (B)     consents to the entry of an order for
relief against it in an involuntary case;

                                (C)     consents to the appointment of a
Custodian of it or for all or substantially all of its property;

                                (D)     makes a general assignment for the
benefit of its creditors; or

                                (E)     admits in writing its inability
generally to pay its debts as the same become due.

                        (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                (A)     is for relief against the Company in an
involuntary case;

                                (B)     appoints a Custodian of the Company or
for all or substantially all of its property; or

                                (C)     orders the liquidation of the Company;

        and the order or decree remains unstayed and in effect for 60 days.

                        (6) any other Event of Default provided with respect to Securities of that series which is specified in a Board Resolution, Officers' Certificate or supplemental indenture establishing that series of Securities.

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               A Default under clause (3) above is not an Event of Default with respect to a particular series of Securities until the Trustee or the Holders of at least 50% in principal amount of the then outstanding Securities of that series notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of 50% of the principal amount of the then outstanding Securities of that series.

SECTION 6.02   ACCELERATION.

               If an Event of Default with respect to Securities of any series (other than an Event of Default specified in clauses (4) and (5) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 50% in principal amount of the then outstanding Securities of that series by notice to the Company and the Trustee, may declare the unpaid principal (or, in the case of Original Issue Discount Securities, such lesser amount as may be provided for in such Securities) of and any accrued interest on all the Securities of that series to be due and payable on the Securities of that series. Upon such declaration the principal (or such lesser amount) and interest shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 6.01 occurs, all of such amount shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of that series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

SECTION 6.03   OTHER REMEDIES.

               If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04   WAIVER OF PAST DEFAULTS.

               Subject to Section 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series, by notice to the Trustee, may waive an existing Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal (including any mandatory sinking fund or like payment) of or interest on any Security of that series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

SECTION 6.05   CONTROL BY MAJORITY.

               The Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy with respect to that series available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of Securities of that series, or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such direction.

SECTION 6.06   LIMITATION ON SUITS.

               A Holder of Securities of any series may not pursue a remedy with respect to this Indenture or the Securities unless:

                        (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

                        (2) the Holders of at least 50% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

                        (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                        (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                        (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of that series do not give the Trustee a direction inconsistent with the request.

No Holder of any series of Securities may use this Indenture to prejudice the rights of another Holder of Securities of that series or to obtain a preference or priority over another Holder of Securities of that series.

SECTION 6.07   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08   COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Securities) and interest, if any, remaining unpaid on the Securities of that series then outstanding, together with (to the extent lawful) interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 7.07 hereof.

SECTION 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled to and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10   PRIORITIES.

               If the Trustee collects any money with respect to Securities of any series pursuant to this Article, it shall pay out the money in the following order:

                        First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                        Second: to Securityholders for amounts due and unpaid on
                                the Securities of such series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

                        Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Securities of any series pursuant to this Section. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

SECTION 6.11   UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01   DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b) Except during the continuance of an Event of Default known to the Trustee:

                        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02   RIGHTS OF TRUSTEE.

               Subject to TIA Section 315(a) through (d):

               (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under the Indenture, unless the Trustee's conduct constitutes negligence.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee may consult with counsel of its selection and may rely upon the advice of such counsel or any Opinion of Counsel.

               (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular series, as the case may be, and this Indenture.

SECTION 7.03   INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04   TRUSTEE'S DISCLAIMER.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05   NOTICE OF DEFAULTS.

               If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to all Holders of Securities of that series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any such Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Securityholders.

SECTION 7.06   REPORTS BY TRUSTEE TO HOLDERS.

               Within 60 days after May 15 in each year, the Trustee with respect to any series of Securities shall mail to Holders of Securities of that series as provided in TIA Section 313(c) a brief report dated as of such May 15 that complies with TIA Section 313(a) (if such report is required by TIA Section 313(a)). The Trustee shall also comply with TIA Section 313(b).

               A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange on which any of the Securities are listed, as required by TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange, and of any delisting thereof.

SECTION 7.07   COMPENSATION AND INDEMNITY.

               The Company, jointly and severally, shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder. The Company, jointly and severally, shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

               The Company, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee for any loss, liability, damage, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it, without negligence or bad faith on its part, in connection with the acceptance or administration of this Indenture and its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

               To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Securities. Such lien will survive the satisfaction and discharge of this Indenture.

               If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) hereof occurs, the expenses and the compensation for the services will be intended to constitute expenses of administration under any applicable Bankruptcy Law.

               This Section 7.07 shall survive the termination of this Indenture.

SECTION 7.08   REPLACEMENT OF TRUSTEE.

               A resignation or removal of the Trustee with respect to one or more or all series of Securities and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign with respect to one or more or all series of Securities by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee as to that series by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to one or more or all series of Securities if:

                        (1) the Trustee fails to comply with Section 7.10 hereof;

                        (2) the Trustee is adjudged a bankrupt or an insolvent;

                        (3) a receiver or other public officer takes charge of the Trustee or its property; or

                        (4)     the Trustee becomes incapable of acting.

               If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series. Within one year after the successor Trustee with respect to any series takes office, the Holders of a majority in principal amount of the then outstanding Securities of that series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee as to a particular series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10 hereof with respect to any series, any Holder of Securities of that series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for that series.

               A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section
7.07 hereof), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to that series. The successor Trustee shall mail a notice of its succession to the Holders of Securities of that series.

               Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee.

               In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided, however, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by any other such Trustee.

               Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

SECTION 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee as to any series of Securities consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee as to that series.

SECTION 7.10   ELIGIBILITY; DISQUALIFICATION.

               Each series of Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee as to any series of Securities shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b).

SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01   SATISFACTION AND DISCHARGE OF INDENTURE.

               This Indenture shall upon Company Order cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (a)     either

                                (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

                                (ii)    all such Securities not theretofore
                                        delivered to the Trustee for
                                        cancellation

                        (A)     have become due and payable, or

                        (B) will become due and payable at their stated maturity within one year, or

                        (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                        (D)     are deemed paid and discharged pursuant to
Section 8.03, as applicable;

        and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

               (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 hereof, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 8.03 hereof, the obligations of the Trustee under Sections 8.02 and 8.05 hereof shall survive.

SECTION 8.02   APPLICATION OF TRUST FUNDS; INDEMNIFICATION.

               (a) Subject to the provisions of Section 8.05 hereof, all money deposited with the Trustee pursuant to Section 8.01 hereof, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.03 or 8.04 hereof and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 8.03 or
8.04 hereof, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 and 8.04 hereof.

               (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.03 or 8.04 hereof or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

               (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Sections 8.03 or 8.04 hereof that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

SECTION 8.03   LEGAL DEFEASANCE OF SECURITIES OF ANY SERIES.

               Unless this Section 8.03 is otherwise specified to be inapplicable to Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same), except as to:

                (a) the rights of Holders of Securities of such series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of an each installment of principal of or interest on the outstanding Securities of such series on the stated maturity of such principal of or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

                (b) the Company's obligations with respect to such Securities of such series under Sections 2.03, 2.06 and 2.07 hereof; and

                        (a) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 8.02 hereof and the duty of the Trustee to authenticate Securities of such series issued on registration of transfer of exchange;

        provided that, the following conditions shall have been satisfied:

                (c) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such series on the dates such installments of interest or principal are due;

                (d) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

                (e) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

               (h) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

               (i) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 8.04   COVENANT DEFEASANCE.

               Unless this Section 8.04 is otherwise inapplicable to Securities of any series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.03, 4.04, 4.05, 4.06, 4.07,
4.08 and 5.01 hereof as well as any additional covenants contained in a supplemental indenture hereto for a particular series of Securities or a Board Resolution or an Officers' Certificate delivered pursuant to Section 2.01(n) hereof (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.01 hereof) and the occurrence of any event described in clause (e) of Section 6.01 hereof shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such series, provided that the following conditions shall have been satisfied:

               (a) With reference to this Section 8.04, the Company has deposited or caused to be irrevocably deposited (except as provided in Section
8.03 hereof) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the Securities of such series on the dates such installments of interest or principal are due;

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

               (b) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

               (c) No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

               (d) The Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

               (e) The Company shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

               (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 8.05   REPAYMENT TO COMPANY.

               The Trustee and the Paying Agent shall pay to the Company upon the Company's request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                                    ARTICLE 9
                       SUPPLEMENTS, AMENDMENTS AND WAIVERS

SECTION 9.01   WITHOUT CONSENT OF HOLDERS.

               The Company and the Trustee as to any series of Securities may supplement or amend this Indenture or the Securities without notice to or the consent of any Securityholder:

                        (1)     to cure any ambiguity, defect or inconsistency;

                        (2)     to comply with Article 5;

                        (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                        (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                        (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
(ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

                        (6) to make any change that does not adversely affect in any material respect the interests of the Securityholders of any series; or

                        (7) to establish additional series of Securities as permitted by Section 2.01 hereof.

SECTION 9.02   WITH CONSENT OF HOLDERS.

               Subject to Section 6.07, the Company and the Trustee as to any series of Securities may amend this Indenture or the Securities of that series with the written consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by the amendment, with each such series voting as a separate class. The Holders of a majority in principal amount of the then outstanding Securities of any series may also waive compliance in a particular instance by the Company with any provision of this Indenture with respect to that series or the Securities of that series; provided, however, that without the consent of each Securityholder affected, an amendment or waiver may not:

                        (1) reduce the percentage of the principal amount of Securities whose Holders must consent to an amendment or waiver;

                        (2) reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous provision;

                        (3) reduce the rate of, or change the time for payment of interest on, any Security;

                        (4) reduce the principal of or change the fixed maturity of any Security or waive a redemption payment or alter the redemption provisions with respect thereto;

                        (5) make any Security payable in money other than that stated in the Security (including defaulted interest);

                        (6) reduce the principal amount of Original Issue Discount Securities payable upon acceleration of the maturity thereof;

                        (7)     make any change in Section 6.04, 6.07 or this
Section 9.02; or

                        (8) waive a default in the payment of the principal of, or interest on, any Security, except to the extent otherwise provided for in
Section 6.02 hereof.

               An amendment or waiver under this Section that waives, changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

               It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.03   REVOCATION AND EFFECT OF CONSENTS.

               Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established pursuant to Section 2.12(a) hereof, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the amendment or waiver becomes effective. An amendment or waiver shall become effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Securities of any series, and thereafter shall bind every Holder of Securities of that series.

SECTION 9.04   NOTATION ON OR EXCHANGE OF SECURITIES.

               If an amendment or waiver changes the terms of a Security: (a) the Trustee may require the Holder of the Security to deliver it to the Trustee, the Trustee may, at the written direction of the Company and at the Company's expense, place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.05   TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Trustee shall receive an Opinion of Counsel stating that the execution of any amendment or waiver proposed pursuant to this Article is authorized or permitted by this

Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01  INDENTURE SUBJECT TO TRUST INDENTURE ACT.

               This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

SECTION 10.02  NOTICES.

               Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, addressed as follows:

               If to the Company:

                             Entercom Radio, LLC
                             c/o Entercom Communications Corp.
                             401 City Avenue, Suite 409
                             Bala Cynwyd, Pennsylvania 19004
                             Attention:  __________________
                             Telephone:  _________________
                             Facsimile:   _________________



               If to the Trustee:

                         _____________________
                         _____________________
                         _____________________
                         Attention: ____________________
                         Telephone: ____________________
                         Facsimile: ____________________

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

               Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 10.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided for in Section 4.03 hereof) shall include:

                       (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                       (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                       (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                       (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an officer's certificate or certificates of public officials.

SECTION 10.06  RULES BY TRUSTEE AND AGENTS.

               The Trustee as to Securities of any series may make reasonable rules for action by or at a meeting of Holders of Securities of that series. The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 10.07  LEGAL HOLIDAYS.

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08  NO RECOURSE AGAINST OTHERS.

               A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor Person shall not have any liability for any obligations of the Company under any series of Securities, or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

SECTION 10.09  COUNTERPARTS.

               This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10  GOVERNING LAW.

               The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

SECTION 10.11  SEVERABILITY.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12  EFFECT OF HEADINGS, TABLE OF CONTENTS, ETC.

               The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 10.13  SUCCESSORS AND ASSIGNS.

               All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14  NO INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.



                            [Signature Page Follows]

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.



                                            ENTERCOM RADIO, LLC
                                            ENTERCOM CAPITAL, INC.

                                            BY:
                                                   -----------------------------
                                                   Name:
                                                   Title:




                                            --------------------,
                                            as Trustee


                                            By:
                                                   -----------------------------
                                                   Name:
                                                   Title: